Exhibit 99.1

NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

GLOBALSCAPE® EARNS TOP RATING IN LATEST MANAGED FILE

TRANSFER VENDOR REPORT

SAN ANTONIO — JUNE 6, 2012 — GlobalSCAPE, Inc. (NYSE MKT: GSB) achieved one of the highest ratings in the latest Managed File Transfer (MFT) Vendor Landscape Report from Info-Tech Research Group released this week. The report designated GlobalSCAPE a “Champion” in its Vendor Landscape matrix and awarded the company “Exemplary Performer” status in both security strength and ad hoc file transfer capabilities.

Info-Tech Research Group evaluated criteria such as strategy, viability, sales and support reach, and channel partner programs. GlobalSCAPE scored high in all categories, earning the ranking of “Champion.” Notably, the evaluation of the company’s strategy garnered one of the highest possible scores—due in part to the recent TappIn acquisition and the company’s approach to mobile file access.

“The report underscores GlobalSCAPE’s overall product strength,” says GlobalSCAPE CEO Jim Morris. “Adding an effective mobile access component through TappIn is a prime example of our heavy emphasis on security and accessibility, and how that focus can deliver immediate value to any customer’s operations.”

Info-Tech Research Group Vendor Landscape Reports recognize outstanding vendors in the technology marketplace. Assessing vendors by the strength of their offering and their strategy for the enterprise, the Reports pay tribute to the contribution of exceptional vendors in a particular category.

Also playing a role in GlobalSCAPE’s rating is the assessment of GlobalSCAPE’s leading MFT solution, EFT Server Enterprise. Commended for its ability to meet advanced security requirements, its flexible deployment options, and GlobalSCAPE’s responsive customer support, EFT Server also received the highest marks for its available features and flexible system architecture.

“The evolution of MFT solutions reflects the broad change in mindset that a secure, effective way to deliver digital information is no longer optional, but critical to any file transfer operation,” says Stewart Bond, Senior Research Analyst, Info-Tech Research Group.

About GlobalSCAPE

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® product, GlobalSCAPE has been helping businesses and consumers – including 15,000 companies in more than 150 countries – facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn Inc., GlobalSCAPE also offers customers the ability to access and share documents, pictures, videos, and music – anytime, from anywhere – easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

About Info-Tech Research Group

With a paid membership of over 25,000 members worldwide, Info-Tech Research Group (www.infotech.com) is the global leader in providing tactical, practical Information Technology research and analysis. Info-Tech Research Group has a fourteen-year history of delivering quality research and is North America’s fastest growing full-service IT analyst firm.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.